Exhibit 10.12

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of January ____, 2018 (the “Effective Date”) by and between Intelligent Product Solutions, Inc., a New York corporation (the “Company”) and Robert Wild, an individual (“Employee”). Each of the Company and Employee may be referred to herein individually as a “Party,” and collectively as the “Parties.”

WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants, promises, and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Duties and Extent of Services

1.1           Efforts. During the term of employment, Employee shall devote his or her full-time business efforts to the performance of Employee’s duties and the furtherance of the Company’s interests as well as the interests of the Company’s parent-company, Forward Industries, Inc. and its subsidiaries (collectively, the “Parent”).

1.2           Duties. Employee shall serve as Senior Vice President with all duties, responsibilities and authority as are commensurate and consistent with such position, and as may be, from time to time, assigned to Employee by the President and/or COO of the Company.

1.3           Place of Performance. The principal place of Employee’s employment shall be the Company’s office currently located at Hauppauge, New York; provided that, Employee may be required to travel on Company business while employed by the Company.

2.             Compensation

2.1           Base Salary. The Company shall pay Employee an annual rate of base salary of $235,000.00 (“Base Salary”) in accordance with the Company’s customary payroll practices and all applicable wage payment laws.

2.2           Additional Benefits.

2.2.1        Employee Benefits. While employed by the Company, Employee shall be entitled to all applicable Company benefits, which may be changed by the Company at any time in the Company’s sole and absolute discretion and without notice of any kind to Employee. Current benefits are summarized in Exhibit “A” attached hereto. Notwithstanding anything contained in Exhibit “A” to the contrary, Employee shall be entitled to four (4) weeks PTO per calendar year.

2.2.2        Equity Awards. On the Effective Date, the Company will cause its corporate parent, Forward Industries, Inc. (“Forward”) to grant the following equity awards to the Executive pursuant to the Forward Industries, Inc. 2011 Long Term Incentive Plan (the “Plan”): shares of Restricted Stock of Forward valued at $25,000, which shall vest as follows: $10,000 on the date hereof, and two (2) equal increments of $7,500, the first six (6) months from the Effective Date and the second twelve (12) months from the Effective Date, subject to continued employment with the Company on the applicable vesting date. The number of shares shall be determined by the average of the NASDAQ Closing Price for Forward Industries, Inc. for the ten (10) trading days ending on the day prior to the Effective Date hereof. All other terms and conditions of such awards shall be governed by the terms and conditions of the Plan (a copy of which is annexed as Exhibit “B” attached hereto), the applicable award agreements and further subject to Section 7.4.4 herein.

2.2.3        Business Expenses. Employee shall be entitled to reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Employee in connection with the performance of Employee’s duties, in accordance with the Company’s expense reimbursement policies, including but not limited to reimbursement for cell phone expenses and all tolls.

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3.             Disclosure of Confidential Information

3.1           Confidential Information.

3.1.1        For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, products, patents, sources of supply, customer dealings, data, source code, business plans, practices, methods, policies, publications, research, operations, strategies, techniques, agreements, transactions, potential transactions, negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, work-in-process, databases, records, systems, supplier information, vendor information, financial information, results, legal information, marketing and advertising information, pricing information, design information, personnel information, developments, reports, internal controls, graphics, drawings, market studies, sales information, revenue, costs, notes, communications, algorithms, product plans, designs, models, ideas, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, distributor lists, and buyer lists of the Company or its subsidiaries, affiliates or any existing or prospective customer, supplier, investor or other associated third party, or of any other Person that has entrusted information to the Company in confidence. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. For purposes of this Agreement, “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

3.1.2        Employee recognizes, acknowledges and agrees that Employee has had and will continue to have access to secret and Confidential Information regarding the Company. Employee acknowledges and agrees that such information is of great value to the Company, has been and at all times and shall remain the sole and exclusive property of the Company, and will be acquired by Employee in the strictest of confidence. In consideration of the obligations undertaken by the Company herein, Employee will not, at any time during or after Employee’s employment hereunder, reveal, divulge or make known to any Person, any Confidential Information acquired by Employee during the course of his employment. Employee agrees to use Employee’s best efforts to maintain the confidentiality of the Confidential Information during the course of, and at all times after, Employee’s employment with the Company, including adopting and implementing all procedures prescribed by the Company to prevent unauthorized use of Confidential Information or disclosure of Confidential Information to any unauthorized Person. Employee shall take all necessary administrative, technical, and physical actions necessary to secure and protect the confidentiality, integrity, and security of the Confidential Information, as well as any third-party financial information and Personally Identifiable Information received, accessed, or used by Employee in the performance of Employee’s duties. “Personally Identifiable Information” means information that, whether maintained or transmitted individually or in the aggregate with other information, and whether or not Confidential Information, allows a natural person to be identified, including, but not limited to, the name, birthday, address, telephone number, social security number or other unique identifiers of any natural person. Employee agrees that Employee will not download, upload, or otherwise transfer copies of Confidential Information to any external storage media or cloud storage (except as authorized by the Company when necessary in the performance of Employee’s duties for the Company and for the Company’s sole benefit).

3.1.3        Notwithstanding the foregoing, Employee shall have no confidentiality obligations with respect to any Confidential Information that: (i) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Employee; (ii) is obtained or received by Employee from a third party without similar restriction and without breach of any agreement; or (iii) is required to be disclosed under applicable law or judicial process.

3.2           Whistleblower Provision. Nothing contained in this Agreement shall be construed to prevent Employee from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent Employee from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

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3.3           Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee files any document containing trade secrets under seal and does not disclose trade secrets, except pursuant to court order.

For purposes of Sections 3, 4, 5 and 6, “Company” shall include the Parent and the Parent’s subsidiaries and/or affiliates.

4.             Restrictive Covenants

4.1           Non-Competition. Because of the Company’s legitimate business interest as described herein and the good and valuable consideration offered by the Company to Employee, during Employee’s employment with the Company and for six (6) months thereafter, to run consecutively, beginning on the Termination Date (as hereinafter defined), and whether employment is terminated at the option of Employee or the Company for any reason or no reason at all, Employee agrees and covenants not to (on Employee’s own behalf or that of any Person other than the Company) engage in Prohibited Activity.

For purposes of this Section 4.1, “Prohibited Activity” is an activity in which Employee contributes his knowledge or efforts, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, member, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity whose business consists, exclusively or primarily, of the provision of consulting services related to the design and/or engineering of products for consumer, industrial or commercial use. Prohibited Activity also includes any activity that requires or may require the knowledge or disclosure of trade secrets, proprietary information or Confidential Information. Activities which do not constitute “Prohibited Activity” may be performed as an employee, independent contractor or consultant.

4.2           Non-Solicitation of Employees. Employee agrees and covenants not to (on Employee’s own behalf or that of any other Person other than the Company), directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company during the term of Employee’s employment hereunder and for a term of six (6) months thereafter, to run consecutively, beginning on the Termination Date.

4.3           Non-Solicitation of Customers.

4.3.1        Employee understands and acknowledges that because of Employee’s experience with, and relationship to, the Company, Employee will have access to information pertaining to the Company’s customers including, but not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information, and other information identifying such customers and the products or services offered to same.

4.3.2        Employee agrees and covenants, during the term of Employee’s employment hereunder and for six (6) months thereafter, to run consecutively, beginning on the Termination Date, not to directly or indirectly (on Employee’s own behalf or that of any other Person other than the Company) solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with any of the Company’s current or former customers or referral sources for purposes of offering or accepting consulting services which are directly competitive with those offered by the Company. Employee understands and acknowledges that a breach of this Section 4.3.2 will cause significant and irreparable harm to the Company.

4.4           Non-Disparagement. Employee agrees and covenants that Employee will not, directly or indirectly, at any time during or after Employee’s employment with the Company, make, publish or communicate to any Person or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its subsidiaries, affiliates, employees, officers, directors, investors, managers, members, beneficial owners and other associated third parties.

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4.5           Reasonableness of Restrictive Covenants.

4.5.1        Employee agrees that the promises made in this Section 4 are reasonable and necessary for the protection of the Company’s legitimate business interests including, but not limited to: (i) the Confidential Information; client, customer, and vendor goodwill associated with the specific marketing and trade area in which the Company conducts its business; (ii) the Company’s substantial relationships with prospective and existing clients, customers, vendors, referral sources, and suppliers; and (iii) a productive, competent and undisrupted workforce. Employee agrees that the restrictive covenants in this Section 4 will not prevent Employee from earning a livelihood in Employee’s chosen business, they do not impose an undue hardship on Employee, and that they will not injure the public. If any restriction is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time, over too broad a range of activities, or in too large a geographic area, that restriction shall be interpreted to extend only over the maximum period of time, range of activities, or geographic area as to which it may be enforceable.

4.5.2        This Section 4 does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation, or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by such law, regulation, or order. Employee shall promptly provide written notice of any such court or agency order to the Employee’s immediate superior at the Company.

5.             Proprietary Rights

5.1           Work Product.

5.1.1        Employee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by Employee individually or jointly with others during the period of his employment by the Company and that relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by Employee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to United States and foreign: (i) patents, patent disclosures and inventions (whether patentable or not); (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing; (iii) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases; (iv) trade secrets, know-how, and other Confidential Information; and (v) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

5.1.2        For purposes of this Agreement, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, marketing and advertising information and sales information.

5.2           Work Made for Hire; Assignment. Employee acknowledges that, to the extent permitted by law, all Work Product consisting of copyrightable subject matter created by Employee during his employment with the Company is a “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Employee hereby irrevocably assigns to the Company, for no additional consideration, Employee’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

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5.3           Further Assurances; Power of Attorney. During and after Employee’s employment, Employee agrees to reasonably cooperate with the Company to: (i) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. Employee hereby irrevocably grants the Company a power of attorney to execute and deliver any such documents on Employee’s behalf and in Employee’s name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, in the event Employee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). This power of attorney is coupled with an interest and shall not be affected by Employee’s subsequent incapacity.

5.4           No License. Employee understands that this Agreement does not, and shall not be construed to, grant Employee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to him by the Company.

6.             Security

6.1           Security and Access. Employee agrees and covenants: (i) to comply with all Company security policies and procedures as in force from time to time including, without limitation, those regarding computer equipment, monitoring, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company IT resources and communication technologies (“Facilities and Information Technology Resources”); (ii) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of Employee’s employment with the Company. Employee agrees to notify the Company promptly in the event Employee learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

6.2           Exit Obligations. Upon either the voluntary or involuntary termination of Employee’s employment or the request of the Company’s during Employee’s employment, Employee shall: (i) provide or return to the Company any and all Company property and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of Employee, whether they were provided to Employee by the Company or any of its subsidiaries or affiliates or created by Employee in connection with his employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations, or media in Employee’s possession or control.

7.             Term and Termination of Employment

7.1           Term. The Company and the Employee acknowledge and agree that the Employee’s employment is and shall continue to be at-will, as defined under applicable law. If Employee’s employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided for in this Section 7, or as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of such termination.

7.2           Termination Without Cause.

7.2.1        Employee’s employment with the Company may be terminated:

7.2.1.1        By Employee at any time and for any reason or no reason at all upon at least fourteen (14) days’ advance written notice to the Company;

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7.2.1.2        By the Company at any time and for any reason or no reason at all upon ninety (90) days’ advance written notice to Employee; or

7.2.1.3 By the Company, upon the death or Disability (as hereinafter defined) of Employee, or pursuant to a Change of Control (as hereinafter defined).

7.3           Termination For Cause. The Company may terminate Employee’s employment with the Company at any time for Cause. For purposes of this Agreement, “Cause” shall mean:

7.3.1        Employee’s dishonesty, illegal conduct, or gross misconduct, which is, in each case, injurious to the Company or its affiliates or subsidiaries;

7.3.2        Employee’s embezzlement, misappropriation, or fraud, whether or not related to Employee’s employment with the Company;

7.3.3        Employee’s conviction or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude (or state law equivalent);

7.3.4        Employee’s willful and material failure to perform his duties;

7.3.5        Employee’s willful unauthorized disclosure of Confidential Information;

7.3.6        Employee’s material breach of any obligation under this Agreement or any other written agreement between Employee and the Company; or

7.3.7        any material failure by Employee to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Term.

In the event of a breach of Subsections 7.3.1 through 7.3.3 above, the Company may terminate Employee without notice and with immediate effect. Subject to the immediately preceding sentence, the Company shall not terminate Employee’s employment for Cause unless and until the Company delivers to Employee written notice setting forth that Employee has engaged in the conduct described in any of Subsections 7.3.5 through 7.3.8 above. Employee shall have ten (10) business days from the delivery of such written notice by the Company within which to cure any acts constituting Cause; provided however, that if the Company reasonably expects irreparable injury from a delay of ten (10) business days, the Company may give Employee notice of such shorter period within which to cure as is reasonable under the circumstances, and which may include the termination of Employee’s employment without notice and with immediate effect.

7.4           Compensation Upon Termination Without Cause. Upon Employee’s termination pursuant to the provisions of Sections 7.2.1.2 and 7.2.1.3 hereof, Employee shall be entitled to receive:

7.4.1        any accrued but unpaid Base Salary, which shall be paid on the pay date immediately following the Termination Date (as hereinafter defined) in accordance with the Company’s customary payroll procedures;

7.4.2        reimbursement for unreimbursed business expenses properly incurred by Employee, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and

7.4.3        such employee benefits, if any, to which Employee may be entitled under the Company’s employee benefit plans as of the Termination Date; provided that, in no event shall Employee be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

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7.4.4        shares vested pursuant to Section 2.2.2 as of the Termination Date shall not be subject to forfeiture or any buy back option of the Company under any circumstances.

7.5           Disability. For purposes of this Agreement, “Disability” shall mean Employee’s inability, due to physical or mental incapacity, to perform the essential functions of his job, with or without reasonable accommodation, for ninety (90) days out of any three hundred sixty-five (365) day period or ninety (90) consecutive days. Any question as to the existence of Employee’s Disability as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and the Company. If Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of this Agreement. Upon termination for Disability, the Employee shall be entitled to such payments and reimbursements as are described in Section 7.4.

7.6           Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following after the Effective Date:

7.6.1        one Person (or more than one Person acting as a group) acquires ownership of more than fifty percent (50%) of the total issued and outstanding shares of the Company; or

7.6.2        the sale of all or substantially all of the Company’s assets.

7.6.3        Change of Control shall not include the transactions described in Sections 7.6.1 and 7.6.2 if any such transaction is with a parent, affiliate or subsidiary of the Company.

Notwithstanding the foregoing, Employee shall not be entitled to any salary or benefits whatsoever [in accordance with Section 7.6 hereof] in the event Employee enters into an employment agreement (whether written or oral) with any Person acquiring control of the Company within fourteen (14) days of any such Change of Control.

7.7       Termination Date. Employee’s “Termination Date” shall be:

7.7.1        If Employee’s employment hereunder terminates on account of Employee’s death, the date of Employee’s death;

7.7.2        If Employee’s employment hereunder is terminated on account of Employee’s Disability, the date that it is determined that Employee has a Disability;

7.7.3        If Employee’s employment hereunder is terminated on account of a Change of Control, the date that it is fourteen (14) days after any such Change of Control;

7.7.4        If Employee terminates his employment, the date specified in the Employee’s notice of termination, which shall be no less than fourteen (14) days following the date on which the notice of termination is delivered; provided that, the Company may waive all or any part of the fourteen (14) day notice period for no consideration by giving written notice to Employee and for all purposes of this Agreement, Employee’s Termination Date shall be the date determined by the Company;

7.7.5        If the Company terminates Employee’s employment for Cause, the date the notice of termination is delivered to Employee; and

7.7.6        If the Company terminates the Employees employment without Cause, the date specified in the Company’s notice of termination.

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8.             Section 409A

8.1           General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

8.2           Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Employee in connection with his termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Employee is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six (6)-month anniversary of the Termination Date (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

8.3           Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

9.             Miscellaneous

9.1           Governing Law; Jurisdiction and Venue. This Agreement shall be governed by the laws of New York, without regard to conflict of law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in a state or federal court located in the State of New York, County of New York. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum with respect to the maintenance of any such action or proceeding in such venue.

9.2           Indemnification. Employee shall indemnify and hold harmless the Company from and against any and all loss, liability, cost or expense based upon, arising out of or otherwise in respect of any material breach or violation of Sections 3,4 or 5 of this Agreement by Employee.

9.3           Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

9.4           Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Employee and the Company. No waiver by either Party of a breach of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

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9.5           Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

9.6           Insider Trading Policy. The Employee acknowledges that the Parent is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries and affiliates from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, or any third party. The Employee shall promptly execute any agreements generally distributed by the Parent or Company to its employees requiring such employees, including the Employee, to abide by its inside information policies.

9.7           Representations of Employee. Employee represents that Employee is able to accept his employment with the Company and carry out the work that it would involve without: (i) interfering with or hindering Employee’s ability to undertake the obligations and expectations of employment with the Company; or (ii) breaching any legal restrictions on his activities, such as non-competition, non-solicitation, or other work-related restrictions imposed by a current or former employer or any other Person. Employee also represents that Employee will inform the Company about any such restrictions and provide the Company with as much information about them as possible, including any agreements between Employee and such Person describing such restrictions on his activities. Employee further confirms that Employee will not remove or take any documents or proprietary data or materials of any kind, electronic or otherwise, from any Person and provide them to the Company without written authorization from such Person, nor will Employee use or disclose any such confidential information during the course and scope of his employment with the Company.

9.8           Withholding. The Company shall have the right to withhold from any amount payable hereunder any federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

9.9           Intentionally Deleted.

9.10         Notification to Subsequent Employer. Employee authorizes the Company to provide a copy of the restrictive covenants sections of this Agreement to any subsequent employer.

9.11         Successors and Assigns. This Agreement is personal to Employee and shall not be assigned by Employee. Any purported assignment by Employee shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

9.12         Notice. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:     Intelligent Product Solutions, Inc.

700 Veterans Memorial Highway

Hauppauge, New York 11788

Attn: Michael Matte, CFO

Email: mmatte@forwardindustries.com

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With a copy to:        Nason, Yeager, Gerson White & Lioce, P.A.

Attn: Brian Bernstein

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

Email: bbernstein@nasonyeager.com

To the Executive:

9.13       Survival. On the Termination Date, the respective rights and obligations of the Parties hereto shall survive such termination to the extent expressly set forth herein or, if not expressly set forth herein, for a period of time necessary to carry out the intentions of the Parties hereto.

9.14       Remedies. Employee acknowledges and agrees that it would be difficult to measure the damages to the Company from any breach or threatened breach by Employee of Sections 3, 4, 5, and 6 of this Agreement; that injury to the Company from any such breach would be irreparable; and that money damages would therefore be an inadequate remedy for any such breach. Employee agrees that if Employee breaches or threatens to breach any of his obligations under this Agreement, then the Company, in addition to any other remedies available to it under law, shall be entitled to specific performance and other equitable relief, including temporary and permanent injunctive relief, to enforce Sections 3, 4, 5, and 6 of this Agreement.

9.15       Prevailing Party. In the event any dispute arises out of or relating to this Agreement, whether in law or equity, the prevailing Party shall be entitled to recover, in addition to the relief awarded, its reasonable attorneys' fees, paralegals' fees and costs, including, without limitation, fees and costs for any appeal, efforts for the collection of amounts owed or fees related thereto and hereto, and fees incurred in connection with any fee dispute.

9.16       Headings. The headings used in this Agreement are solely for convenience of reference and shall not affect its interpretation.

9.17       ACKNOWLEDGEMENT OF FULL UNDERSTANDING. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT, AND THAT ANY RULE OF CONSTRUCTION TO THE EFFECT THAT AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT APPLY IN THE INTERPRETATION OF THIS AGREEMENT.

9.18       WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND ATTACHMENTS ATTACHED HERETO, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND ATTACHMENTS ATTACHED HERETO, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.19       Gender Neutral. Where appropriate herein, the references to the masculine gender shall include the feminine and neuter, and vice versa, and the singular shall include the plural and the plural the singular, in each case as the context may require.

9.20       Counterparts. This Agreement may be executed in separate counterparts, and by facsimile signature or e-mail of a PDF signature, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

INTELLIGENT PRODUCT SOLUTIONS, INC.:	EMPLOYEE:

By:	By:

Name:	Name:	Robert Wild

Title:

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[EXHIBIT “A”]

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[EXHIBIT “B”]

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